UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Board of Directors of CenterPoint Energy, Inc. (the “Company”), upon the recommendation of its compensation committee, approved a change in control plan (the “Plan”). The Plan, effective January 1, 2015, will replace all outstanding change in control agreements, which will expire on December 31, 2014.

The Plan will cover officers of the Company, including the Chief Executive Officer (“CEO”), the Chief Financial Officer and the Company’s other named executive officers, and will provide for severance payments and other benefits in the event a “Covered Termination” (as defined in the Plan) occurs three months prior to or within two years after the completion of a transaction that effects a “Change in Control” (as defined in the Plan). Benefits under the Plan are subject to a “double trigger” because both a Change in Control and termination of the participant’s employment are required in order for the participant to qualify for benefits. Unlike the Company’s prior form of change in control agreement, the Plan does not include any excise tax gross-up provisions and does not provide for termination of change in control benefits at age 65.

If benefits under the Plan are triggered, the Company’s CEO would receive a lump sum cash payment equal to three times his base salary and target annual short-term incentive. The other named executive officers would receive a lump sum cash payment equal to two times their base salary and target annual short-term incentive. Additionally, Plan participants would be entitled to: 1) a lump sum pro-rated short-term incentive payment at target; 2) deemed achievement of the target level of performance and full vesting of awards under any Company long-term incentive plan that are subject to performance criteria; 3) a two year extension of medical, dental and vision benefits at active employee rates; 4) outplacement assistance for up to nine months; and 5) an additional two years (three years for the CEO) service credit under the Company’s retirement plan.

Any change in control benefits payable under the Plan are subject to execution of an agreement by the Plan participant releasing claims against the Company. Participants are also obligated to comply with the confidentiality and non-solicitation provisions under the Plan.

The foregoing summary is qualified in its entirety by the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	CenterPoint Energy, Inc. Change in Control Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: December 16, 2014	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	CenterPoint Energy, Inc. Change in Control Plan